Exhibit 10.6

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on May 8, 2020, in Shanghai, the People’s Republic of China (“China” or the “PRC”).

Party A: Shanghai Soul Technology Co., Ltd.

Address: *********

Party B: Shanghai Soulgate Technology Co., Ltd.

Address: *********

Each of Party A and Party B shall be hereinafter referred to as “each Party” respectively, and as the “Parties” collectively.

Whereas:

1.

Party A is a wholly foreign-owned enterprise established and validly existing under the PRC laws, is permitted to provide social networking software development for mobile phones and social platform operation services in China by the relevant Chinese government authorities, and has the necessary resources to provide technology and management consulting services;

2.

Party B is a company with exclusively domestic capital established and validly existing under the PRC laws. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to as the “Principal Business”;

3.

Party A is willing to provide Party B with technical support, consulting services, and other services on an exclusive basis concerning the principal business during the term of this Agreement, utilizing its advantages in technology, human resources, and information, and Party B is willing to accept such services provided by Party A or Party A’s designee (s), each on the terms set forth herein.

THEREFORE, through negotiation, the Parties agree as follows:

1 Services to be Provided

1.1

Party B hereby appoints Party A as its exclusive services provider to provide Party B with comprehensive technical support, business support, and related consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, including but not limited to the followings:

1.1.1	Licensing Party B to use relevant software and technology legally owned by Party A and necessary for Party B’s principal business;

1.1.2	Development, maintenance, and updating of software involved in Party B’s Principal Business;

1.1.3	Design, installation, daily management, maintenance, and updating of network systems, hardware, and database;

1.1.4	Development and testing of new products;

1.1.5	Technical support and training for employees of Party B;

1.1.6

Assisting Party B in consultancy, collection, and research of relevant technology and market information; (Excluding market research business that wholly foreign-owned enterprises are restricted from conducting under the PRC laws);

1.1.7	Providing business management consultation for Party B;

1.1.8	Leasing of equipment or properties; and

1.1.9	Other relevant technical services and consulting services requested by Party B from time to time to the extent permitted under the PRC laws.

1.2

Party B shall accept the consultation and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish any similar cooperative relationships with any third party regarding the matters contemplated by this Agreement. The Parties agree that Party A may appoint other parties (who may enter into certain agreements described in Section 1.3 with Party B) to provide Party B with the services and/or support under this Agreement.

1.3	Service Delivery

1.3.1

Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manners, personnel, and fees for the specific technical services and consulting services.

1.3.2

To better fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, where necessary, Party B may enter into equipment or property leases with Party A or any other party designated by Party A based on the business needs of Party B, and Party A shall provide relevant equipment and property to Party B for use.

1.3.3

Party B hereby grants to Party A an irrevocable, unconditional, and exclusive call option. According to the call option, Party A may purchase or designate one or more persons to purchase any or all of the assets of Party B (including the intellectual property rights, the same below), at Party A’s sole discretion, to the extent permitted by the PRC laws and regulations, at the lowest purchase price permitted by the PRC laws. In this case, the relevant parties shall enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

1.4

To ensure the performance of this Agreement by Party B, Party B agrees to mortgage its payables in Party B’s business operation and all the assets of Party B to Party A as security upon the request of Party A.

2 The Calculation and Payment of Service Fees

2.1

For the service provided by Party A in accordance with this Agreement, Party B shall deduct all costs and expenses accepted by Party A from Party B’s income in the current year, and take 100% of the balance as the service fees. Besides, Party B shall also pay Party A service fees for specific technical services provided by Party A from time to time at the request of Party B as separately agreed upon by both Parties.

2.2

Within three (3) months after the end of each calendar year, Party B shall provide Party A with audited financial statements of Party B pertaining to such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A. Party B shall prepare financial statements consistent with the requirements of Party A in accordance with laws and business practices.

2.3

Party B shall pay the service fees determined in accordance with this Section in a lump sum to the bank account designated by Party A within fifteen (15) business days after Party A confirms the financial statements provided by Party B under Section 2.2 and determines the service fees in accordance with the principles of Section 2.1 and notifies Party B in writing. If Party A changes its bank account, it shall notify Party B in writing seven (7) business days in advance.

2.4

The Parties agree that, in principle, the payment of the service fees shall not cause any difficulty to the operation of any Party in the current year. For the above purpose and to the extent of the above principle, Party A may agree that Party B delay the payment of the service fees, or, in the sole discretion of Party A, may adjust in writing the charging proportion and/or specific amount of the service fees payable by Party B to Party A under Section 2.1.

2.5

If Party A determines, in its reasonable discretion, to adjust the calculation and payment terms of the service fees at any time during the term of this Agreement for any reason, Party A shall have the right to notify Party B in writing of such adjustment five (5) days in advance and without the consent of Party B.

3 Intellectual Property Rights

3.1

Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created by Party A and/or Party B during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets, and others, and shall have the right to use such rights without compensation.

3.2

For the business needs of Party B, Party A agrees that Party B may register some intellectual property rights designated by Party A in the name of Party B. However, upon request by Party A, Party B shall transfer the aforementioned intellectual property rights registered in the name of Party B to Party A free of charge or at the lowest price permitted by law and Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, obtain all necessary approvals or consents, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights of Party A. Party A shall have the right to use any intellectual property rights registered in the name of Party B without compensation.

4 Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving party’s unauthorized disclosure); (b) is under the obligation to be disclosed under the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those outlined in this Section. Disclosure of any confidential information by the shareholders, director, employees, investors, legal counsels, or financial advisors of any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for default of this Agreement.

5 Representations, Warranties, and Undertakings

5.1	Party A hereby represents, warrants and covenants as follows:

5.1.1

Party A is a wholly foreign-owned enterprise legally registered and validly existing in accordance with the PRC laws; Party A or the service providers designated by Party A will obtain all government permits and licenses for providing the service under this Agreement before providing such services.

5.1.2

Party A has taken all necessary corporate actions, obtained all necessary authorization as well as consents and approvals from third parties and government agencies (if required) for the execution, delivery, and performance of this Agreement. Party A’s execution, delivery, and performance of this Agreement do not violate any explicit requirements under any law or regulation.

5.1.3	This Agreement constitutes Party A’s legal, valid, and binding obligations, enforceable against it in accordance with its terms.

5.2	Party B hereby represents, warrants and covenants as follows:

5.2.1

Party B is a company legally registered and validly existing under the PRC laws. Party B has obtained and will maintain all permits and licenses from the government for engaging in its principal business.

5.2.2

Party B has a good and marketable, transferable, and disposable ownership to the assets of Party B, free of any encumbrance in any form (including security interest), except for those in favor of Party A.

5.2.3

There is no lawsuit, administrative penalty, or arbitration that Party B foresees as possible that may affect its performance of this Agreement. Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as consents and approvals from third parties and government agencies (if required) for the execution, delivery, and performance of this Agreement. Party B’s execution, delivery, and performance of this Agreement do not violate any explicit requirements under law or regulation. In addition, Party B has the right to execute, deliver and perform any assets transfer agreement (the “Assets Transfer Agreement”) entered into for the purchased assets to be transferred thereunder.

5.2.4	This Agreement and the Assets Transfer Agreement will, upon execution, constitute Party B’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

6 Effectiveness and Term of this Agreement

6.1

This Agreement shall become effective upon execution by the Parties. Unless terminated in accordance with the specific provisions of this Agreement or mandatory provisions of PRC laws, this Agreement shall remain effective.

6.2

During the effective term of this Agreement, Party A may, in its sole discretion, terminate or rescind this Agreement unconditionally by giving thirty (30) days prior written notice to Party B, without any liabilities. Unless otherwise required by applicable laws, Party B shall have no right to unilaterally terminate or rescind this Agreement.

6.3

During the term of this Agreement, each Party shall renew its operation term promptly prior to the expiration and endeavor to obtain the approval by competent authorities so that this Agreement will remain effective and enforceable. This Agreement shall be terminated upon the expiration of the operation term of such Party if the application for the renewal of its operation term is not approved by the relevant government authorities.

6.4	The rights and obligations of the Parties under Sections 4, 7, 8, 9, and this Section 6.4 shall survive the termination of this Agreement.

7 Governing Laws and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance, amendment, and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws.

7.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party requests the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Shanghai, and the language used in the arbitration shall be Chinese.

The arbitration shall be final and binding on all Parties.

7.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8 Default Liabilities and Indemnification

8.1

The Parties agree and confirm that, if either Party (the “Defaulting Party”) conducts any material default of any provisions of this Agreement or fails to perform, fully perform, or delays its performance of its obligations under this Agreement, such default or failure shall constitute a default under this Agreement (the “Default”). The Non-defaulting Party shall have the right to request the Defaulting Party to rectify or remedy such default within a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within 10 days of Non-defaulting Party’s written notice requesting for such rectification or remedy, the Non-defaulting Party shall have the right to decide at its sole discretion: (1) to terminate this Agreement and request the Defaulting Party to fully indemnify its losses and damages; (2) to request a specific performance by the Defaulting Party of its obligations hereunder as well as request the Defaulting Party to fully indemnify its losses and damages. This Section 8.1 shall not prejudice any other rights of Party A herein.

8.2

Notwithstanding Section 8.1 above, the Parties agree and confirm that in no circumstance shall Party B early terminate or rescind this Agreement unless otherwise required by the applicable law or this Agreement.

8.3

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations, or expenses incurred by Party A caused by any lawsuit, claims or other demands against Party A arising from or caused by the services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arising from the gross negligence or willful misconduct of Party A.

9 Force Majeure

9.1

In the case of any force majeure events such as earthquakes, typhoons, floods, fires, epidemics, wars, riots, hostile action, public disturbance, strikes, or any other force majeure events that cannot be predicted and are unpreventable and unavoidable by the affected Party (the “Force Majeure”), which directly or indirectly causes the failure of either Party to perform, completely perform or delay of its performance, then the Party affected by such Force Majeure shall not be liable for the failure of performance. However, the affected Party shall give written notice without any delay to the other Party and shall, within fifteen (15) days of sending such written notice, provide the other Party with details of the Force Majeure event and relevant documents evidencing such failure of, failure to perform or delay of performance.

9.2

If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from its liabilities for failure to perform, failure to fully perform, or delay in performance of, its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

9.3

In the event of Force Majeure, the Parties shall immediately consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

10 Notices

10.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, commercial courier service or facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

10.1.1	Notices given by personal delivery, courier service or registered mail, prepaid postage, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

10.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of a successful transmission (as evidenced by an automatically generated confirmation of transmission).

10.2	For the purpose of notice, the mailing addresses of the Parties are as follows:

Party A: Shanghai Soul Technology Co., Ltd.

Address: *********

Attn: Lu Zhang

Phone: *********

Party B: Shanghai Soulgate Technology Co., Ltd.

Address: *********

Attn: Lu Zhang

Phone: *********

10.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

11 Assignment

11.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

11.2

Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party and in case of such upon assignment, Party A is only required to give written notice to Party B but without the consent of Party B. In the meantime, Party B shall, under Party A’s requirements, execute a relevant agreement with such a third party that is satisfactory to Party A, to specify the rights and obligations of each party.

12 Entire Agreement

Both Parties acknowledge that, upon effectiveness, this Agreement constitutes the entire agreement and understanding reached between the Parties with respect to the content herein, and completely supersedes all prior oral and/or written agreements and understandings (including but not limited to the Exclusive Business Cooperation Agreement executed among the Parties on August 10, 2017) concerning the content of this Agreement.

13 Waivers

The failure of any Party hereto to exercise promptly any right provided under this Agreement shall not be deemed as a waiver thereof or affect such Party’s right or rights in the future.

14 Severability

In the event that one or several of the provisions of this Agreement are held or found by a competent court or arbitral body to be invalid, illegal, or unenforceable in any aspect under any laws or regulations, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to amend such provisions, as closely as possible to render such provisions legal, valid, and enforceable, to the extent permitted by law, and the economic effect of the valid provision so amended shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

15 Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

16 Counterparts

This Agreement is made in two (2) counterparts, each of which shall be of the same effect. Each Party holds one (1) counterpart.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: Shanghai Soul Technology Co., Ltd.

Signature: /s/ Lu Zhang

Name: Lu Zhang

Title: Legal Representative

Party B: Shanghai Soulgate Technology Co., Ltd.

Signature: /s/ Lu Zhang

Name: Lu Zhang

Title: Legal Representative

Signature Page to Exclusive Business Cooperation Agreement